AMENDMENT NO. 1 TO ESCROW AGREEMENT

This Amendment No. 1 to Escrow Agreement, dated as of January 17, 2007 (this “Agreement”), is entered into by and between Long-E International, Inc., a Utah corporation, with its principal offices located at C-6F HUHAN CHUANGXIN BLOCK, KEYUAN ROAD, HI-TECH INDUSTRY ZONE, SHENZHEN GUANDONG F4 5180000 (the “Company), WestPark Capital, Inc. a Colorado corporation with its principal offices located at 1900 Avenue of The Stars, Suite 310 Los Angeles, CA 90067 (the “Placement Agent”) and Law Offices of David L. Kagel, A Professional Corporation, with offices at 1801 Century Park East, Suite 2500, Los Angeles, CA 90067 (the “Escrow Agent”). Terms not otherwise defined herein shall have the same meaning as set forth in that Escrow Agreement dated January 17, 2007 by and among the Company, the Placement Agent and the Escrow Agent (the “Escrow Agreement”).

WHEREAS, Placement Agent and the Company have entered into an Engagement Agreement (the “Engagement”), dated as of June 20, 2006 regarding certain financing (the “Offering”) in the form of Shares of Common Stock of the Company and Warrants to purchase shares of the Common Stock of the Company (the “Securities”) and Regulation D of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Act”) such placement to be made solely to accredited investors, as that term is defined in the Act;

WHEREAS, the Placement Agent, as agent for the Company, proposes to offer the Securities on a best efforts basis, a maximum of $6,000,000 (“Maximum Offering”), which Securities of convertible debt are being offered with a conversion price of $0.40 (the “Purchase Price”) of common stock;

WHEREAS, the proceeds to the Company from the sale of the Securities (the “Subscription Funds”) are to be held in escrow pending the Company’s receipt of subscriptions, consisting of the full Purchase Price of Securities subscribed for and a related subscription agreement, (each a “Subscription”) from subscribers for Securities (each a “Subscriber”), until the expiration of the Offering Period as defined herein; and

WHEREAS, the Company and the Placement Agent established an escrow account with the Escrow Agent further to the Escrow Agreement whereby the Escrow Agent will serve as escrow agent pursuant to the terms and subject to the conditions provided for in the Escrow Agreement.

WHEREAS, the parties hereto desire to add as a condition to the release of funds that the Escrow Agent shall have received written confirmation from Andrew Worden, portfolio manager of Barron Partners, L.P., that the funds may be released from the Escrow Account.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   The first sentence of Section 6 of the Escrow Agreement shall be amended to read in full as follows:

“A request for disbursement from the Escrow Account shall be signed by an authorized representative of both the Company and the Placement Agent and shall be substantially the same form as Exhibit C attached hereto and made a part hereof. The parties agree that no disbursement from the Escrow Account shall be made unless the Escrow Agent has received prior written confirmation of Andrew Worden, portfolio manager of Barron Partners, L.P., that the disbursement may be made from the Escrow Account.”

2.    No other provisions of the Escrow Agreement shall be amended or affected by this Agreement.

3.   This Agreement shall be binding and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to give any other person any right, remedy or claim under, in or with respect to this Agreement or any funds held pursuant to this Agreement, except as specifically set forth in this Agreement.

4.   This Agreement shall be governed by, and be construed and interpreted in accordance with, the internal laws of the State of California. The parties hereby consent to the jurisdiction of the Superior Court of the State of California in Los Angeles County and the United States District Court for the Central District of California, and any proceeding arising between the parties hereto in any manner pertaining or related to this Agreement shall to the extent permitted by law, be held in Los Angles County, California.

5.   This Agreement may be entered into in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LONG-E INTERNATIONAL, INC.

By:	/s/ Bu Shengfu
Name: Bu Shengfu
Title: Chief Executive Officer

WESTPARK CAPITAL, INC.

By:	/s/ Richard Rappaport
Name: Richard Rappaport
Title: Chief Executive Officer

LAW OFFICES OF DAVID L. KAGEL,
A Professional Corporation

By:	/s/ David Kagel
Name: David L. Kagel, President

Exhibit A

Names and Titles of Placement Agent Contact:

Kevin DePrimio
Vice President, Corporate Finance
WestPark Capital, Inc.
1900 Avenue of the Stars,
Suite 310
Los Angeles, CA 90067
(310) 843-9300 Telephone
(310) 843-9304 Facsimile
kdeprimio@wpcapital.com

Exhibit B

SUBSCRIPTION INFORMATION

For: ________________________

Name of Subscriber

Address of Subscriber

Number of Shares
Subscribed

Subscription Amount
Submitted Herewith

Taxpayer ID Number/
Social Security Number

Exhibit C

DISBURSEMENT REQUEST

VIA FACSIMILE
Law Offices of David L. Kagel, A Professional Corporation: (310) 553-9693

Date:_______________________

David L. Kagel, Esq.
1801 Century Park East, Suite 2500
Los Angeles, CA 90067

Re: Account Name: Law Offices of David L. Kagel, Prof. Corp. Subscription Escrow Account No. 3 (Inncardio, Inc.)

Account Number: _____________________

Dear Escrow Agent:

We, the undersigned representatives, acknowledge that the proceeds of _______________ have been received in the Law Offices of David L. Kagel, Prof. Corp. Subscription Escrow Account No. 3 and are eligible for distribution on this date. The Company, WestPark Capital and David L. Kagel are satisfied that all requirements to effect a distribution of available funds have been met and want to disburse _______________________; however, the Escrow Agent will retain ____________ related to fees for maintaining the Escrow Account.

Please disburse the proceeds immediately via wire transfer as follows:

WestPark Capital, Inc.	Bank Information

Long-E International, Inc.	Bank Information

WestPark Capital, Inc.:	Long-E International, Inc.:

By: Anthony Pintsopoulos	By: Bu Shengfu
Its: President and Chief Financial Officer	Its: Chief Executive Officer

Exhibit D

RELEASE AND DISCHARGE

The undersigned hereby releases and discharges LAW OFFICES OF DAVID L. KAGEL, A Professional Corporation, as Escrow Agent, from all further responsibility or liability as Escrow Agent under the Escrow Agreement dated November __, 2006. Please accept this as authorization to close our escrow account as of this date.

Executed this ________ day of ___________, 200__.

__________________________________

By: _________________________
Name: _______________________
Title: ________________________